Exhibit 10.1
CONSOLIDATED EDISON, INC.

SUPPLEMENTAL

DEFINED CONTRIBUTION

PENSION PLAN

Including the
CONSOLIDATED EDISON, INC. TOP HAT SUPPLEMENTAL DEFINED CONTRIBUTION PENSION PLAN
and the

CONSOLIDATED EDISON, INC. 415 EXCESS BENEFIT PLAN

Effective January 1, 2019

Page i

TABLE OF CONTENTS

PREAMBLE	1

Page ii

PREAMBLE 1

ARTICLE I DEFINITIONS 3

1.03 Accounts 3

1.04 Affiliated Employer 3

1.07 Beneficiary 4

1.08 Board 4

1.09 CEB 4

1.10 CECONY 4

1.11 CEO 4

1.12 CET 4

1.13 Change of Control 5

1.14 Code 7

1.15 Company 7

1.16 Compensation 7

1.17 Deemed Investment Earnings 7

1.18 Deemed Investment Options 8

1.19 Effective Date 8

Page iii

1.20 Eligible Employee 8
1.21 Employee 8
1.22 ERISA 9
1.23 Officer – Applicable Only to the Top Hat Plan 9
1.24 O&R 9
1.25 Participant 9
1.26 Participating Affiliated Employer 9
1.27 Plan or Supplemental DCP 9
1.28 Plan Administrator 9
1.29 Plan Year 9
1.30 Potential Change of Control 9
1.31 Section 409A 9
1.32 Separation from Service 9
1.33 Special Crediting Account 9
1.34 Specified Employee 9
1.35 Statutory Compensation Limit – Applicable Only to the Top Hat Plan 9
1.36 Supplemental Employer Compensation Credit 9
1.37 Thrift Savings Plan 9
1.38 Top Hat Plan Account 9
1.39 Valuation Date 9
1.40 Vested 9
ARTICLE II PARTICIPATION 9
2.01 Top Hat Plan Participation 9

Page iv

2.02 415 Excess Benefit Plan Participation 9

2.03 Termination of Participation – Top Hat Plan 9

2.04 Termination of Participation – 415 Excess Benefit Plan 9

ARTICLE III TOP HAT PLAN BENEFIT 9

3.02 Supplemental Employer Compensation Credit 9

ARTICLE IV 415 EXCESS BENEFIT PLAN BENEFIT 9

4.02 Supplemental Employer Compensation Credit 9

ARTICLE V DEEMED INVESTMENT OPTIONS and VESTING 9

5.01 Participant Investment Directions and Choices 9

5.02 Vesting in Accounts 9

ARTICLE VI PAYMENT OF BENEFITS 9

6.01 Commencement of Payment and Timing of Distributions 9

6.02 Payment Upon Death 9

6.03 Six-month Delay for Specified Employees 9

ARTICLE VII PLAN ADMINISTRATION 9

7.01 Duties of Plan Administrator 9

ARTICLE VIII GENERAL PROVISIONS 9

8.01 Funding 9

Page v

Page vi

PREAMBLE
The Consolidated Edison, Inc. Supplemental Defined Contribution Pension Plan (the “Plan”) was established effective January 1, 2019. The purpose of the Plan is to provide supplemental retirement benefits to management employees who are actively employed by CECONY, O&R, CEB and CET who participate in the Defined Contribution Pension Formula (the “DCPF”) under the Consolidated Edison Thrift Savings Plan or any successor plan thereto (the “Thrift Savings Plan”). The Plan has two separate component plans, the Consolidated Edison, Inc. Top Hat Supplemental Defined Contribution Pension Plan (the “Top Hat Plan”) and the Consolidated Edison, Inc. 415 Excess Benefit Plan (the “415 Excess Benefit Plan”). Unless otherwise specified herein, all references to the “Plan” will refer to both component plans together. The Top Hat Plan is intended to provide: (i) benefits that would have been payable under the Thrift Savings Plan but for the limitations imposed on tax-qualified retirement plans by Code Section 401(a)(17); and (ii) benefits that are attributable to Annual Incentive Awards for Officers of the Company. The 415 Excess Benefit Plan is intended to provide benefits that would have been payable under the Thrift Savings Plan but for the limitations imposed on annual additions to tax-qualified retirement plans by Code Section 415.
The Top Hat Plan shall be considered and interpreted in all respects as an unfunded “top hat” plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Subtitle B of Title I of ERISA to the maximum extent possible under the provisions thereof. The 415 Excess Benefit Plan is intended to be a nonqualified, unfunded “excess benefit plan” within the meaning of Sections 3(36) and 4(b)(5) of ERISA.

All benefits payable under the Plan will be paid out of the general assets of the Company. The Company may, but has no obligation to, establish and fund a trust in order to aid it in providing benefits payable under the Plan.
Except as otherwise specifically provided herein, the rights and benefits of any Participant who retires or terminates employment are determined in accordance with the provision of the Plan as in effect and operative at the time of such retirement or termination.

ARTICLE I

DEFINITIONS
Except as otherwise specified herein, all definitions apply to both the Top Hat Plan and the 415 Excess Benefit Plan.

1.01	415 Excess Benefit Plan Account – Applicable Only to the 415 Excess Benefit Plan
means at the end of each calendar quarter of a Plan Year, the total value of all Supplemental Employer Compensation Credits that have been credited to a notional bookkeeping account for the Participant under the 415 Excess Benefit Plan, including the amount of Deemed Investment Earnings.

1.02	415 Limit – Applicable Only to the 415 Excess Benefit Plan
means the limitation on contributions and other additions set forth in Section 415(c) of the Code, as in effect each year under the Thrift Savings Plan.

1.03	Accounts
means the aggregate of a Participant’s Top Hat Plan Account, Special Crediting Account and/or 415 Excess Benefit Plan Account, if applicable.

1.04	Affiliated Employer
means an entity with whom the Company would be considered a single employer under Sections 414(b) or 414(c) of the Code, a group of trades or businesses (whether or not incorporated) which are under common control as defined in Code Section 414(c), or an affiliated service group as defined in Code Section 414(m) of which the Company is a member; and any entity otherwise required to be aggregated with the Company pursuant to Code Section 414(o) or the regulations issued thereunder; and any other entity in which the Company has an ownership interest.

1.05	Annual Additions – Applicable Only to the 415 Excess Benefit Plan
means Annual Additions as defined under the Thrift Savings Plan (in Section 8.04 or any successor section thereto).

1.06	Annual Incentive Award – Applicable only to the Top Hat Plan means:

(a)	for an Officer of CECONY or O&R, or an Officer of CET who is eligible to participate in the EIP, an award paid from the EIP;

(b)	for an Officer of CET, an award paid from the CET Annual Incentive Plan; or

(c)	for an Officer of CEB, an award paid under the CEB Annual Incentive Plan.

1.07	Beneficiary
means the person, persons, or entity designated by the Participant to receive the benefits credited to the Participant’s Accounts in the event of the Participant’s death. In the event the Participant has not named a Beneficiary or a designated Beneficiary does not survive the Participant, the Participant’s Accounts will be distributed to the Participant’s estate.

1.08	Board
means the Board of Directors of Consolidated Edison, Inc.

1.09	CEB
means Con Edison Clean Energy Businesses, Inc.

1.10	CECONY
means the Consolidated Edison Company of New York, Inc., and any successor by merger, purchase or otherwise.

1.11	CEO
means the Chief Executive Officer of Consolidated Edison, Inc.

1.12	CET
means Con Edison Transmission, Inc.

1.13	Change of Control
means, and shall be deemed to have occurred as of the date of the first to occur of the following events:

(a)
any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change of Control of the Company. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(b)
any Person or Group acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(c)
a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d)
any Person or Group acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change of Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

(i)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)	A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.
For these purposes, the term “Person” shall mean an individual, corporation, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof (but shall not include the Employer, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting stock of the Company). The term “Group” shall have the meaning set forth in Rule 13d-5 of the Securities Exchange Act of 1934, as amended. If any one Person, or Persons acting as a Group, is considered to effectively control the Company as described in subsections (b) or (c) above, the acquisition of additional control by the same Person or Persons is not considered to cause a Change of Control.

1.14	Code
means the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder. Reference to any section of the Code shall include any successor provision thereto.

1.15	Company
means Consolidated Edison Inc. or any successor thereto by merger, purchase or otherwise; provided, however, that for purposes of the definition of “Change of Control” and the definition of “Potential Change of Control,” “Company” means the highest-level holding company of Consolidated Edison, Inc. (or any successor thereto which continues the Supplemental DCP) that has publicly traded common stock.

1.16	Compensation
means a Participant’s “Compensation” as defined in the Defined Contribution Pension Formula in the Thrift Savings Plan to determine a Participant’s Employer Compensation Credit under the Defined Contribution Pension Formula.

1.17	Deemed Investment Earnings
means the hypothetical rate of return that would have been experienced had the amounts in the Accounts been invested in the Deemed Investment Options.

1.18	Deemed Investment Options
means the hypothetical investment options as from time to time may be selected by the Plan Administrator as measurements of the Deemed Investment Earnings to be credited to (or charged against) Participants’ Accounts.

1.19	Effective Date
means January 1, 2019.

1.20	Eligible Employee
means, for the Top Hat Plan:

(a)	an Officer of the Company or of a Participating Affiliated Employer who is covered under the Defined Contribution Pension Formula and receives an Annual Incentive Award; or

(b)
an Employee of the Company or of an Affiliated Participating Employer who is covered under the Defined Contribution Pension Formula and whose Compensation for a Plan Year exceeds the Statutory Compensation Limit; or

(c)
any other Employee of the Company or a Participating Affiliated Employer who is covered under the Defined Contribution Pension Formula and is designated by the CEO as eligible to participate in the Supplemental DCP.

means, for the 415 Excess Benefit Plan: an Employee of the Company or of an Affiliated Participating Employer who is covered under the Defined Contribution Pension Formula.

Eligible Employee for both the Top Hat Plan and the 415 Excess Benefit Plan excludes an employee whose terms and conditions of employment are subject to a collective bargaining agreement.

1.21	Employee
means an individual who is employed by and a common law employee of the Company or an Affiliated Participating Employer and receives compensation other than a pension, severance pay, retainer or fee under contract. The term Employee excludes any leased employee (as defined in Section 414(n) of the Code), any temporary Employee or individual hired in a temporary position or as a temporary worker, or any student intern or individual in the college cooperative program.

1.22	ERISA
means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23	Officer – Applicable Only to the Top Hat Plan
means individuals approved as officers by the Board, the CECONY Board of Trustees, the O&R Board of Directors, or the CET Board of Directors, as applicable.

1.24	O&R
means Orange and Rockland Utilities, Inc.

1.25	Participant
means an Eligible Employee who meets the Participation requirements described in Article 2.

1.26	Participating Affiliated Employer
means an Affiliated Employer that has been recognized as a Participating Affiliated Employer by the Company for all or some of such Participating Affiliated Employer’s officers or other Eligible Employees, as reflected in

Appendix A. Effective as of January 1, 2019, CECONY, O&R, CET, and CEB are recognized as Participating Affiliated Employers.

1.27	Plan or Supplemental DCP
means this Consolidated Edison Supplemental DCP, including both the Top Hat Plan and the 415 Excess Benefit Plan, as set forth in this document and as amended from time to time.

1.28	Plan Administrator
means the Vice President, Human Resources, of the Company, appointed by the CEO, or such person or entity designated by the Plan Administrator, to administer the Supplemental DCP.

1.29	Plan Year
means the calendar year.

1.30	Potential Change of Control
means an event which shall occur if:

(a)	the Company enters into a definitive written agreement, the consummation of which would result in the occurrence of a “Change Event”;

(b)	the Company or any Person (as defined in Section 1.13) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a “Change Event”; or

(c)
any Person becomes the beneficial owner (as defined in Rule 13d- 3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding securities.

(d)	For the purposes of this Section, a “Change Event” means an event that shall occur if:

(i)
any person, as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (i) any employee plan established by any “Corporation” (which for these purposes shall be deemed to be the Company and any corporation, association, joint venture, proprietorship or partnership which is connected with the Company either through stock ownership or through common control, within the meaning of Sections 414(b) and (c) and 1563 of the Code), (ii) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company) (a “Person”), is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (excluding from the securities beneficially owned by such Person any securities directly acquired from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii)	during any period of up to two consecutive years individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute a majority of the directors then serving on the Board, provided that any person who becomes a director subsequent to the beginning of such period and whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved (other than a director (i) whose initial assumption of office is in connection with an a ctual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act; or ii) who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this Section 1.55) shall be deemed a director as of the beginning of such period;

(iii)
consummation of a merger or consolidation of the Company with any other corporation or approval of the issuance of voting securities of the Company in connection with a merger or consolidation of the Company occurs (other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Corporation, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in paragraph (a) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or the affiliates of a business) representing 20 percent or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to the sale.

Notwithstanding the foregoing, no “Change Event” shall be deemed to have occurred if there is consummated any transaction, or series of integrated transactions, immediately following which the record holders of the Common Stock immediately prior to such transaction, or series of integrated transactions, continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of integrated transactions.

1.31	Section 409A
means Section 409A of the Code and the applicable rulings and regulations promulgated thereunder.

1.32	Separation from Service
means with respect to a Participant, a “separation from service” with the Company as determined under the default provisions in Treasury Regulation Section 1.409A-1(h).

1.33	Special Crediting Account
means at the end of each calendar quarter of a Plan Year, the total value of all additional Supplemental Employer Contribution Credits that have been credited to a notional bookkeeping account for the Participant under the Top Hat Plan pursuant to an agreement between the Company or a Participating Affiliated Employer and the Participant, including the amount of Deemed Investment Earnings.

1.34	Specified Employee
means a specified employee of the Company as determined under the Company’s established methodology for determining “specified employees” under Section 409A on the date on which a Participant incurs a Separation from Service.

1.35	Statutory Compensation Limit – Applicable Only to the Top Hat Plan
means the limitation set forth in Section 401(a)(17) of the Code as in effect each year for the Thrift Savings Plan.

1.36	Supplemental Employer Compensation Credit
means, at the end of each calendar quarter of a Plan Year, the amount the Participant is entitled to have credited to his or her Top Hat Plan Account, Special Crediting Account or 415 Excess Benefit Plan Account based on the formulas set forth in Article III or Article IV. The Supplemental Employer Compensation Credit is a bookkeeping credit.

1.37	Thrift Savings Plan
means The Consolidated Edison Thrift Savings Plan, as amended from time to time.

1.38	Top Hat Plan Account
means at the end of each calendar quarter of a Plan Year, the total value of all Supplemental Employer Compensation Credits that have been credited to a notional bookkeeping account for the Participant under the Top Hat Plan, including the amount of Deemed Investment Earnings.

1.39	Valuation Date
means the last business day of each calendar month and any other date designated as a Valuation Date by the Plan Administrator.

1.40	Vested
means an Eligible Employee or Participant has met the service requirements in the Thrift Savings Plan to have a non-forfeitable right to the contributions made by the Company to his or her Thrift Savings Plan account under the Defined Contribution Pension Formula.

ARTICLE II

PARTICIPATION

2.01	Top Hat Plan Participation
An Eligible Employee will become a Participant in the Top Hat Plan in the calendar quarter in which his or her Compensation exceeds the Statutory Compensation Limit under the Thrift Savings Plan.
An Eligible Employee who is an Officer and receives an Annual Incentive Award will become a Participant in the Top Hat Plan in the calendar quarter in which she or he receives the Annual Incentive Award. An Officer who receives an Annual Incentive Award will become a Participant whether or not her or his Compensation exceeds the Statutory Compensation Limit.

2.02	415 Excess Benefit Plan Participation
An Eligible Employee becomes a Participant in the 415 Excess Benefit Plan when a Supplemental Employer Compensation Credit is credited to the 415 Excess Benefit Plan Account for him or her because the amount of Annual Additions to his or her Thrift Savings Plan account in a given Plan Year reaches the 415 Limit and he or she has not yet received the full amount of the Defined Contribution Pension Formula contribution otherwise due to be made for that Plan Year under the Thrift Savings Plan (solely without regard to the 415 limit).

2.03	Termination of Participation – Top Hat Plan
A Participant’s participation in the Top Hat Plan terminates when all amounts credited to his or her Top Hat Plan Account and/or Special Crediting Account have been distributed to the Participant or on the Participant’s behalf.

2.04	Termination of Participation – 415 Excess Benefit Plan
A Participant’s participation in the 415 Excess Benefit Plan terminates when all amounts credited to his or her 415 Excess Benefit Plan Account have been distributed to the Participant or on the Participant’s behalf.

ARTICLE III

TOP HAT PLAN BENEFIT

3.01
A Participant’s benefit payable from the Top Hat Plan is the total amount credited to the Participant’s Top Hat Plan Account and Special Crediting Account, including Deemed Investment Earnings. A Supplemental Employer Compensation Credit, as calculated below, will be credited to a Participant’s Top Hat Plan Account for any calendar quarter in which the Participant is eligible to receive one, as described in Section 3.02 below.

3.02	Supplemental Employer Compensation Credit

(a)
For each calendar quarter of each Plan Year, the amount, if any, of the Supplemental Employer Compensation Credit to be recorded on the books of the Company and credited to a Participant’s Top Hat Plan Account, is calculated in the following manner:

(b)
For an Officer, step one is determining the amount of the Compensation Credit that would have been contributed to the Thrift Savings Plan for that quarter under the Defined Contribution Pension Formula if the definition of Compensation used to determine the Company’s contribution under the Defined Contribution Pension Formula took into account one hundred percent of the Officer’s Annual Incentive Award. Step two is crediting the Officer Participant with a Supplemental Employer Compensation Credit in that amount. Depending upon the Officer Participant’s Compensation, in each Plan Year, she or he may receive a Supplemental Employer Compensation Credit only for the quarter in which she or receives an Annual Incentive Award.

(c)
For all Participants in the Top Hat Plan who exceed the Statutory Compensation Limit, step one is determining the amount of the Compensation Credit that would have been contributed to the Thrift Savings Plan for that quarter under the Defined Contribution

Pension Formula if the Statutory Compensation Limit did not impact the Compensation Credit for that quarter. Step two is subtracting the amount that was actually contributed to the DCPF Account under the Thrift Savings Plan for that quarter under the Defined Contribution Pension Formula. Step three is crediting the Participant with the remainder – the “Supplemental Employer Compensation Credit” - computed and derived from Step 2.

(d)
In addition to the Supplemental Employer Compensation Credits credited to a Participant’s Top Hat Plan Account, at the discretion of the Company or a Participating Affiliated Employer, a Participant may have additional Supplemental Employer Compensation Credits credited to the Special Crediting Account in accordance with the terms of any agreement between such Participant and the Company or a Participating Affiliated Employer. The amount of such additional Supplemental Employer Compensation Credit shall be calculated pursuant to the terms of the applicable agreement, and such agreement shall constitute an amendment to the Plan.

3.03	Supplemental Employer Compensation Credit Contribution - Timing of Crediting a Participant’s Top Hat Plan Account
When a Participant is eligible for a Supplemental Employer Compensation Credit, his or her Top Hat Plan Account will be credited at the same time as his or her Compensation Credit Contribution is made under the Defined Contribution Pension Formula in the Thrift Savings Plan, or in the case of an additional Supplemental Employer Compensation Credit to be credited to the Special Crediting Account as described in Section 3.02(c) above, at such time as agreed upon by the Participant and the Company or Participating Affiliated Employer in the applicable agreement.

ARTICLE IV

415 EXCESS BENEFIT PLAN BENEFIT

4.01
A Participant’s benefit payable from the 415 Excess Benefit Plan is the total amount credited to the Participant’s 415 Excess Benefit Plan Account, including Deemed Investment Earnings. A Supplemental Employer Compensation Credit, as calculated below, will be credited to a Participant’s 415 Excess Benefit Plan Account for any calendar quarter in which the Participant is eligible to receive one, as described in Section 4.02 below.

4.02	Supplemental Employer Compensation Credit

(a)
For each calendar quarter of each Plan Year, the amount, if any, of the Supplemental Employer Contribution Credit to be recorded on the books of the Company and credited to a Participant’s 415 Excess Benefit Plan Account is calculated in the following manner:

(b)
For a Participant in the 415 Excess Benefit Plan, step one is determining the amount of the Compensation Credit that would have been contributed to the Thrift Savings Plan for that quarter under the Defined Contribution Pension Formula if the 415 Limit did not impact the Compensation Credit for that quarter. Step two is subtracting the amount that was actually contributed to the DCPF Account in the Thrift Savings Plan for that quarter under the Defined Contribution Pension Formula. Step three is crediting the Participant with the remainder – the “Supplemental Employer Compensation Credit” - computed and derived from Step 2.

4.03	Supplemental Employer Compensation Credit Contribution –Timing of Crediting a Participant’s 415 Excess Benefit Plan Account
When a Participant is eligible for a Supplemental Employer Compensation Credit, his or her 415 Excess Benefit Plan Account will be credited at the same time as his or her Compensation Credit Contribution is made under the Defined Contribution Pension Formula in the Thrift Savings Plan.

ARTICLE V

DEEMED INVESTMENT OPTIONS and VESTING

5.01	Participant Investment Directions and Choices

(a)
A Participant’s Accounts will be credited with Deemed Investment Earnings in accordance with the Participant’s selections from the Deemed Investment Options. Each Participant is entitled to direct the hypothetical investment of his or her Accounts in any or all of the Deemed Investment Options.

(i)
Initially, Deemed Investment Earnings will be credited as though the Accounts are invested in a substantially similar default investment option as used under the Thrift Savings Plan (“Supplemental QDIA”). Until the Participant directs otherwise through the procedures designated by the Plan Administrator, Deemed Investment Earnings will reflect hypothetical investment in the Supplemental QDIA.

(ii)
Each Participant is fully responsible for the hypothetical investment directions and hypothetical asset allocations of his or her Accounts. The Company is not responsible for hypothetical investment direction or for the amount of Deemed Investment Earnings credited to the Accounts.

(iii)
Notwithstanding any other provision of the Supplemental DCP, the Plan Administrator shall have sole and absolute discretion with regard to the Deemed Investment Earnings credited to a Participant’s Accounts.

5.02	Vesting in Accounts

(a)	Each Participant will be Vested in his or her Accounts at the same time he or she is vested in his or her Defined Contribution Pension Formula Account under the Thrift Savings Plan.

(b)	A Participant who terminates employment before becoming Vested will forfeit his or her Accounts.

ARTICLE VI

PAYMENT OF BENEFITS

6.01	Commencement of Payment and Timing of Distributions
Payment of the Vested balance of any of a Participant’s Accounts shall not be made before the Participant’s Separation from Service. Payment is to be made in the form of a lump sum as soon as practicable following the Participant’s Separation from Service.

6.02	Payment Upon Death
If a Participant dies before payment of the Vested balance of any of the Accounts, the Vested balance as of the Valuation Date coincident with or immediately preceding the payment shall be paid in one lump sum to the Participant’s Beneficiary as soon as practicable within 60 days following notification of the Participant’s death, provided, however, that payment will be made no later than December 31 of the calendar year immediately following the year of the Participant’s death.

6.03	Six-month Delay for Specified Employees
Notwithstanding anything herein to the contrary, if a Participant is a Specified Employee, any payment under this Plan that is deemed to be a “deferral of compensation” subject to Section 409A shall be paid as soon as practicable in the seventh month following such Participant’s Separation from Service, provided, however, that a payment delayed pursuant to the preceding clause shall be paid earlier in the event of the Participant’s death prior to the end of such six-month period.

ARTICLE VII

PLAN ADMINISTRATION

7.01	Duties of Plan Administrator
The Plan Administrator shall have full discretionary authority to make any legal or factual determinations, resolve any question that shall arise under the Supplemental DCP as to any person’s eligibility for benefits, the calculation of benefits, the form of benefits, payment date of benefits, frequency of benefits, or the identity of the Beneficiary.

7.02	Procedure for Payment of Benefits under the Plan
With respect to a benefit to which a Participant or Beneficiary is entitled, the Plan Administrator will direct the payment of benefit payments hereunder in accordance with the applicable procedures established by the Company and/or the Plan Administrator regarding the disbursement of amounts from the general funds of the Company.

ARTICLE VIII

GENERAL PROVISIONS

8.01	Funding

(a)
All amounts payable in accordance with the Supplemental DCP constitute a general unsecured obligation of the Participating Affiliated Employer on behalf of and for such Employer’s Eligible Employee/ Participant, and such Participants are unsecured creditors of such Participating Affiliated Employer. Such amounts will be paid out of the general assets of the applicable Participating Affiliated Employer on behalf of each of its Eligible Employees/Participants. The Plan Administrator may determine, in its sole discretion, whether any administrative costs relating to the Plan shall be allocated to Participants’ Accounts, and if so, the Accounts will be reduced by the allocated costs.

(b)	The payment of a Participant’s Accounts is the obligation of the Participating Affiliated Employer that employs the Participant on the date of his or her Separation from Service

(c)	The Company may, but is not required to, establish a grantor trust to set aside assets to pay benefits payable under the Plan.

(d)
Notwithstanding the foregoing sentence, the Company will, upon a Potential Change of Control, (1) establish a grantor trust for the benefit of the Participants if one is not already in existence and (2) assure that the funds in such trust are at least equal to the sum of Participants’ Accounts, as well as any other liabilities of the Plan, if any, incurred as of the date of the Potential Change of Control. The assets placed in such trust shall be held separate and apart from other funds and shall be used for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

(i)	the creation of such trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

(ii)	the Company shall be treated as “grantor” of such trust for purposes of Section 677 of the Code;

(iii)
the agreement of such trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Company to satisfy claims of the Company’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law;

(iv)	without in any way limiting the choice of assets thereunder, such trust may invest in life insurance policies; and

(v)	the establishment, operation and funding of the trust shall comply with applicable law, including, without limitation, Section 409A.

8.02	Discontinuance and Amendment
The Company reserves the right, by action of the Board, to discontinue the crediting of benefits under the Supplemental DCP (or one of its component plans) at any time; and further reserves the right, by action of the Board or the Plan Administrator, to modify or amend the Supplemental DCP, in whole or in part, at any time. However, no modification, amendment, or discontinuance shall materially adversely affect the right of any Participant to receive the benefits credited under the Supplemental DCP as of the date of such modification, amendment or discontinuance, and no modification or amendment by action of the Plan Administrator shall have a material effect on the benefits payable under the Supplemental DCP.

8.03	Termination of Plan
The Company reserves the right for any reason, by action of the Board, to terminate the Supplemental DCP at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Supplemental DCP, no further Supplemental Employer Compensation Credits will be credited on behalf of any Participant whose benefits have not been paid, and such Participant and the Participant’s Beneficiary shall retain the right to benefits hereunder. Deemed Investment Earnings shall continue to be credited in accordance with Article V until payment of a Participant’s Accounts has been made under the terms of the Plan in effect immediately prior to the date the Plan is terminated. All other provisions of the Plan shall remain in effect.

8.04	Supplemental DCP Not a Contract of Employment
This Supplemental DCP is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Supplemental DCP or related instruments. The establishment of this Supplemental DCP shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat such person without regard to the effect which such treatment might have upon such person under this Supplemental DCP. Each Participant and all persons who may have or claim any right by reason of the Participant’s participation in this Supplemental DCP shall be bound by the terms of this Supplemental DCP.

8.05	Withholding Taxes
The Company shall have the right to deduct from payment to be made under the Supplemental DCP any required withholding taxes.

8.06	Non-alienation
Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

8.07	Section 409A
This Supplemental DCP is intended to satisfy the applicable requirements of Section 409A and shall be administered and interpreted consistent with such intent. If the Plan Administrator determines, in good faith, that any provision of this Supplemental DCP does not satisfy such requirements or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Plan Administrator shall modify, to the maximum extent practicable, the original intent of the applicable provision without violation of the requirements of Section 409A (“Section 409A Compliance”), and, notwithstanding any provision herein to the contrary, the Plan Administrator shall have broad authority to amend or to modify the Supplemental DCP, without advance notice to or consent by any person, to the extent necessary or desirable to ensure Section 409A compliance. Nothing in this Plan shall be construed as a guarantee of any particular tax treatment to any Participant. Each Participant shall be solely responsible for the tax consequences with respect to any amounts payable under the Plan, and in no event shall the Company have any responsibility or liability if any amounts payable under the Plan do not meet any applicable requirements of Section 409A. Any determinations by the Plan Administrator shall be final and binding on all parties.

8.08	Claims and Review Procedure

(a)
Claims for benefits and inquiries concerning the Supplemental DCP (or concerning present or future rights to benefits under the Supplemental DCP) must be submitted in writing to the Plan Administrator. A claim for benefits must be submitted and signed by the Participant or, in the case of a benefit payable after his or her death, by his or her Beneficiary, or a duly authorized legal representative.

(b)
In the event that a claim for benefits is denied in whole or in part, the Plan Administrator will notify the claimant or his or her designee in writing of the denial and of the right to review of the denial. The written notice will set forth, in a manner calculated to be understood by the applicant, specific reason for the denial, specific references to the provisions of the Supplemental DCP on which the denial is based, and an explanation of the review procedure under the Supplemental DCP. The written notice from the Plan Administrator will be given to the claimant within a reasonable period of time, not more than 90 days, after the Plan Administrator received the initial claim, unless circumstances require further time for processing and the claimant is advised of the need and reason for the extension within the first 90-day period. The claimant will also be informed of the date by which the Plan Administrator expects to render the decision. In no event will the initial decision be given more than 180 days after the Plan Administrator received the written claim for a benefit. The Plan Administrator has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

(c)
A claimant whose application for benefits was denied in whole or part, or the claimant’s duly authorized representative, may appeal the denial by submitting to the Plan Administrator a request for a review of the claim within 60 days after receiving written notice of the denial from the Plan Administrator. The Plan Administrator will give the claimant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review must be in writing and addressed to the Plan Administrator. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Plan Administrator may require the claimant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

(d)
The Plan Administrator will act on each request for a review within 90 days after receipt, unless special circumstances require further time for processing by the Plan Administrator and the claimant is advised of the need and reason for the extension. In no event will the decision on review be rendered more than 180 days after the Plan Administrator received the request for a review. The Plan Administrator will give written notice of its decision to the claimant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific references to the provisions of the Supplemental DCP on which the decision is based.

(e)	Any action taken by the Plan Administrator pursuant to her or his full and absolute discretionary authority shall be conclusive and binding on all Participants, beneficiaries and others.

(f)
No legal action for benefits under the Supplemental DCP may be brought unless and until the claimant has submitted a written application for benefits in accordance with paragraph (a), has been notified by the Plan Administrator that the application is denied, has filed a written request for a review of the application in accordance with paragraph (c), and has been notified in writing that the Plan Administrator has affirmed the denial of the application; provided, however, that legal action may be brought after the Plan

Administrator has failed to take any action on the claim within the time prescribed by paragraphs (b) and (d) above. A legal action for benefits under the Supplemental DCP must be brought within twelve months of notification by the Plan Administrator that her or his claim has been denied in whole or in part.

8.09	Construction
The Top Hat Plan is intended to constitute an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, exempt from Parts 2, 3 and 4 of Subtitle B of Title I of ERISA to the maximum extent possible, and all rights under the Top Hat Plan shall be governed by ERISA. The 415 Excess Benefit Plan is intended to constitute an unfunded excess benefit plan within the meaning of Sections 3(36) and 4(b)(5) of ERISA, and all rights under the 415 Excess Benefit Plan shall be governed by applicable state law. A Participant’s Accounts shall represent at all times an unsecured contractual obligation of the Company or the relevant Participating Affiliated Employer that employed the Participant on the date of his or her Separation from Service.

(a)
Subject to the preceding sentence, the Supplemental DCP shall be construed, regulated and administered under the laws of the State of New York; to the extent such laws are not superseded by applicable federal law.

(b)	The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(c)	The headings and subheadings in the Supplemental DCP have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

8.10	Adoption by Affiliated Companies

(a)
Any Affiliated Employer may adopt this Plan with the consent of the Board. Upon the effective date of the adoption of the Plan by the Board with respect to an Affiliated Employer that adopts the Plan, such adopting Participating Affiliated Employer delegates all administrative responsibilities under the Plan to the Company, the Chief Executive Officer of the Company and the Plan Administrator.

(b)
Any Participating Affiliated Employer that has adopted the Plan may withdraw its adoption of the Plan with the approval of the board of directors of the Participating Affiliated Employer and the approval of the Board, at any time without affecting other Participants in the Plan by delivering to the Plan Administrator a certified copy of resolutions of the board of directors of the Participating Affiliated Employer to that effect.

(c)
The Company may, in its sole and absolute discretion, terminate the participation in the Plan of any Participating Affiliated Employer at any time such Participating Affiliated Employer fails to discharge its obligations under the Plan.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 8th day of October, 2019.

/s/ Nancy Shannon
Nancy Shannon
Vice President of Human Resources
Consolidated Edison Company of New York, Inc.

APPENDIX A
(Affiliated Companies that have adopted the Supplemental DCP)

(a)	Orange and Rockland Utilities, Inc.

(b)	Con Edison Transmission, Inc.

(c)	Con Edison Clean Energy Businesses, Inc.